REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Miller/Howard High Income Equity Fund:

In planning and performing our audit of the financial
statements of Miller/Howard High Income Equity Fund
(the "Fund") as of and for the year ended October 31,
2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States),
we considered the Fund's internal control over financial
reporting, including controls over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Fund's internal control
over financial reporting. Accordingly, we express
no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability
of financial reporting and the preparation of financial
statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and
expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and
(3) provide reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a material
effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the
degree of compliance with the policies or procedures may
deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely
basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under
standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the
Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Miller/Howard High Income
Equity Fund and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Milwaukee, Wisconsin
December 19, 2017